UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2025

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252		45-5207470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

105 Edgeview Drive, Suite 425	Broomfield	Colorado	80021
(Address of Principal Executive Offices)			(Zip Code)
(646) 827-4366
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 5, 2025 (the “Effective Date”), DigitalOcean Holdings, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) by and among the Company, our wholly owned subsidiary, DigitalOcean, LLC, as borrower (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”). The Credit Agreement replaces the Company’s existing Third Amended and Restated Credit Agreement, dated as of March 29, 2022 (the “Existing Credit Agreement”), by and among the Company, the Borrower, the lenders and financial institutions party thereto and KeyBank National Association, as administrative agent, which was terminated in full on the Effective Date.

The Credit Agreement provides for (i) a senior secured revolving credit facility in an aggregate principal amount of $300.0 million (the “Revolving Credit Facility”; and any loans thereunder, the “Revolving Loans”), including a $30.0 million sublimit for the issuance of letters of credit, and (ii) a senior secured delayed draw term loan facility in the aggregate principal amount of $500.0 million (the “Term Loan Facility”; and any loans thereunder, the “Term Loans”). The Credit Agreement provides that the Borrower has the right at any time and from time to time to incur one or more incremental revolving commitments and/or incremental term loans up to an unlimited amount, subject to certain customary conditions precedent and other requirements, including compliance with certain leverage ratios. The Lenders are not obligated to provide any such incremental loans or commitments. The proceeds of the Revolving Loans may be used for working capital and other general corporate purposes. The proceeds of the Term Loans may only be used to refinance the Company's existing 0% convertible senior notes due 2026 (the “2026 Convertible Notes”). As of the Effective Date, there are no outstanding loans under the Credit Agreement.

The maturity date of both the Revolving Credit Facility and the Term Loan Facility is the fifth anniversary of the Effective Date, subject to a springing maturity that is 91 days prior to the earliest scheduled maturity date of the Springing Maturity Debt (as defined in the Credit Agreement, including the 2026 Convertible Notes) if (i) the aggregate outstanding principal amount of such Springing Maturity Debt exceeds the greater of $170.0 million and 50% of Consolidated EBITDA (as defined in the Credit Agreement) on any date that is 91 days prior to the final scheduled maturity date of such Springing Maturity Debt, (ii) the Borrower’s liquidity (which includes amounts available under the Revolving Credit Facility and the consolidated unrestricted cash and cash equivalents of the Company and its restricted subsidiaries) at such time is not greater than 125% of the aggregate outstanding principal amount of such Springing Maturity Debt and (iii) the Total Net Leverage Ratio (as defined in the Credit Agreement) exceeds 2.75 to 1.00 for the then most recently completed four fiscal quarters.

Revolving Loans may be borrowed, repaid and reborrowed, until their maturity date under the Credit Agreement. Term Loans may be borrowed during the first nine months after the Effective Date and once borrowed and repaid, cannot be reborrowed. Both Revolving Loans and Term Loans may be prepaid by the Borrower without premium or penalty (subject to customary breakage costs). Beginning at the end of the first fiscal quarter after the first anniversary of the Effective Date, the Borrower is required to amortize any outstanding Term Loans with a quarterly payment equal to 1.25% of the outstanding principal amount of the Term Loans. Upon the occurrence of certain asset dispositions, casualty events or the incurrence of unpermitted debt, the Borrower is required to use the net cash proceeds from such events to prepay the outstanding Term Loans, subject to certain thresholds, exceptions and reinvestment rights as set forth in the Credit Agreement.

The Revolving Loans and Term Loans bear interest, at the Borrower's option, at a rate equal to either (i) term SOFR, plus an applicable margin ranging from 1.25% to 2.25% per annum based on the Total Net Leverage Ratio, or (ii) a base rate equal to the highest of (x) the federal funds rate plus 0.50%, (y) the prime rate and (z) term SOFR for an interest period of one month plus 1.00%, plus an applicable margin ranging from 0.25% to 1.25% per annum based on the Total Leverage Ratio. Undrawn commitments under the Revolving Credit Facility and the Term Loan Facility are subject to a commitment fee ranging from 0.175% to 0.35% per annum based on the Total Net Leverage Ratio on the average daily unused portion of such commitment that is available to the Borrower. The applicable margin for and certain other terms of any incremental revolving commitments or incremental term loans will be determined prior to the incurrence of such commitments or loans.

The Credit Agreement contains customary representations, warranties, and affirmative and negative covenants. The negative covenants include restrictions on liens, investments, indebtedness, fundamental changes, asset dispositions, restricted payments, transactions with affiliates, prepayments of subordinated debt and other matters, all subject to certain exceptions. In addition, the Credit Agreement contains financial covenants that require the Company to maintain (i) a maximum Total Net Leverage Ratio of (x) for the fiscal quarters ending on or prior to June 30, 2027, 4.75:1.00 and (y) thereafter, 4.50:1.00 and (ii) a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00:1.00, in each case, tested at the end of each fiscal quarter. The Total Net Leverage Ratio covenant is subject to a 0.50:1.00 step-up for four fiscal quarters following any Material Acquisition (as defined in the Credit Agreement).

The obligations under the Credit Agreement and, at the Borrower's election, any secured hedging obligations and cash management obligations owing to a Lender (or an affiliate of a Lender), are guaranteed by the Company and certain material domestic subsidiaries of the Company and are secured by substantially all of the assets of the Company, the Borrower and such subsidiary guarantors, subject to customary exceptions.

The Credit Agreement includes customary events of default that include, among other things: non-payment of principal, interest or fees; inaccuracy of representations and warranties; violation of certain covenants; cross default to certain other indebtedness; bankruptcy and insolvency events; material judgments, change of control; and certain material ERISA events, subject to thresholds and cure periods as set forth in the Credit Agreement. Upon the occurrence and during the continuance of an event of default, the Lenders may terminate their commitments and accelerate any outstanding obligations under the Credit Agreement and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law. Notwithstanding the foregoing, acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Borrower. Under certain circumstances, a default interest rate will apply to all obligations during the existence of an event of default under the Credit Agreement at a per annum rate equal to 2.00% above the otherwise applicable interest rate.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.
On May 6, 2025, the Company issued a press release announcing its financial results for the fiscal quarter ended March 31, 2025. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This information is intended to be furnished under Item 2.02 and Item 9.01 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by DigitalOcean Holdings, Inc. dated May 6, 2025.
10.1	Credit Agreement, dated as of May 5, 2025, between DigitalOcean Holdings, Inc., DigitalOcean, LLC, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.
104	Cover Page Interactive File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 6, 2025	DigitalOcean Holdings, Inc.
		By:	/s/ W. Matthew Steinfort
W. Matthew Steinfort, Chief Financial Officer